Exhibit 10.20

AGREEMENT

This AGREEMENT (the “Agreement”), dated as of January 9, 2021, is made and entered into by and between Groop Internet Platform Inc., a Delaware corporation (the “Company”), and Roni Frank (the “Employee”).

WHEREAS, the Company, Hudson Executive Investment Corp., Tailwind Merger Sub I, Inc. (“First Merger Sub”), and Tailwind Merger Sub II, LLC (“Second Merger Sub”) propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which (i) First Merger Sub will merge with and into the Company, with the Company being the surviving corporation (the “First Merger”), and (ii) immediately following the First Merger, the Company will merge into the Second Merger Sub, with the Second Merger Sub being the surviving entity (the “Second Merger” and, together with the First Merger, the “Mergers”);

WHEREAS, the Company and the Employee are parties to an employment offer letter, dated as of May 27, 2015 (the “Employment Agreement”);

WHEREAS, pursuant to the 2014 Stock Incentive Plan of the Company (the “Plan”) and one or more Incentive Stock Option Agreements between the Company and the Employee issued under the Plan (the “Option Agreements”), the Company has granted the Employee one or more options with respect to the Company’s common stock (the “Options”); and

WHEREAS, in connection with the Mergers, the Company and the Employee desire to enter into this Agreement with respect to the effect of the Mergers under the Employment Agreement, the Option Agreements and certain other agreements between the Company and the Employee (collectively, the “Compensatory Agreements”).

NOW THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:

1.

The parties hereby agree that (i) solely with respect to any “single trigger” accelerated vesting rights the Employee may have upon a “Deemed Liquidation Event” as defined in and for purposes of the Compensatory Agreements, the consummation of the Mergers and the other transactions contemplated by the Merger Agreement shall not constitute a “Deemed Liquidation Event” and, as a result thereof, the vesting of the Options shall not accelerate (in full or in part) upon or solely in connection with the Mergers, and (ii) solely with respect to any “double trigger” accelerated vesting rights the Employee may have upon a qualifying termination that occurs on or following a “Deemed Liquidation Event”, the consummation of the Mergers and the other transactions contemplated by the Merger Agreement shall constitute a “Deemed Liquidation Event” for purposes of the Compensatory Agreements and, as a result thereof, the Options shall be eligible for accelerated vesting in connection with such a termination (pursuant to the terms of the Compensatory Agreements).

2.

To the extent applicable, the Compensatory Agreements shall be deemed amended to the extent necessary to effectuate the provisions and intent of this Agreement, and such amendments shall be incorporated in and form a part of such agreements.

3.	This Agreement shall be administered, interpreted and enforced under the internal laws of the State of New York without regard to the principles of conflicts of laws thereof.

4.

If any provision of this Agreement is determined to be invalid or unenforceable, it shall be adjusted rather than voided, to achieve the intent of the parties to the extent possible, and the remainder of the Agreement shall be enforced to the maximum extent possible.

5.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. The parties hereto agree to accept a signed facsimile copy of this Agreement as a fully binding original.

6.

If the Mergers and the other transactions contemplated by the Merger Agreement are not consummated for any reason, this Agreement shall be null and void ab initio and neither the Company nor the Employee shall have any rights or obligations hereunder.

(Signature page follows)

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

GROOP INTERNET PLATFORM INC., a Delaware corporation

By	/s/ Oren Frank
Name:	Oren Frank
Title:	CEO

EMPLOYEE

/s/ Roni Frank
Roni Frank